PERFORMANCE CALCULATION

                                   COLONIAL FEDERAL SECURITIES
                                         FUND - CLASS C

                                         Fiscal Year
                                        End: 8/31/97

                                         Inception
                                       Date: 8/1/97



                                        SINCE INCEPTION
                                       8/1/97 TO 8/31/97

                                     Standard                     Non-Standard

         Initial Inv.                 $1,000.00                      $1,000.00
         Amt. Invested                $1,000.00                      $1,000.00
         Initial NAV                     $10.71                         $10.71
         Initial Shares                  93.371                         93.371
         Shares From Dist.                0.440                          0.440
         End of Period NAV               $10.52                         $10.52
         CDSC*                            0.98%
         Total Return                    -2.29%                         -1.31%

         Average Annual
          Total Return                      N/A                            N/A

                * Due to the  decrease in NAV from the  beginning of the period, the CDSC has been adjusted according to the prospectus.